Exhibit (a)(5)

HARDING, LOEVNER FUNDS, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST:  The charter of Harding, Loevner Funds, Inc., a Maryland corporation (the "Corporation"), is hereby amended to change the names of certain classes or sub-classes of shares of common stock, par value $.001 per share (the "Common Stock"), of the Corporation as set forth below:

Current Name	New Name

Global Equity Portfolio	Global Equity Portfolio
Institutional Sub-Class	Advisor Sub-Class

Emerging Markets Portfolio	Emerging Markets Portfolio
Institutional Sub-Class

Institutional Emerging Markets Portfolio	Institutional Emerging
Institutional Sub-Class	Markets Portfolio

SECOND:  After giving effect to the name changes set forth above, the shares of Common Stock are classified and designated as set forth below:

Name of Class and Sub-Class, if applicable	Number of Shares

International Equity Portfolio
Institutional Sub-Class	200,000,000
Investor Sub-Class	200,000,000

Global Equity Portfolio
Advisor Sub-Class	200,000,000
Investor Sub-Class	200,000,000

Emerging Markets Portfolio	450,000,000

International Small Companies Portfolio
Institutional Sub-Class	200,000,000
Investor Sub-Class	200,000,000

Institutional Emerging Markets Portfolio	450,000,000

Frontier Emerging Markets Portfolio
Institutional Sub-Class	200,000,000
Investor Sub-Class	200,000,000

THIRD:  The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the entire Board of Directors, and the amendment is limited to a change expressly authorized by section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this _____ day of _____, 2009.

ATTEST:	HARDING, LOEVNER FUNDS, INC.

_________________________	By:____________________________
Brian Poole Assistant Secretary	David R. Loevner President